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                                                                   EXHIBIT 23.03

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference into the Registration Statements of Quintiles Transnational Corp. on Form S-8 (Registration Nos. 33-91026, 333-16553, 333-03603 and 333-40493) and the Registration Statements on
Form S-3 (Registration Nos. 333-19009, 333-28919, 333-38181 and 333-40497) of
our report dated July 24, 1996, with respect to the combined financial statements of the Innovex Companies, which report is included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.


                                                 /s/ KPMG

Reading, England
20 March 1998